Exhibit 10.1

1973 NON-QUALIFIED STOCK OPTION PLAN

OF

GP STRATEGIES CORPORATION

AS AMENDED

The purpose of the Plan is to aid GP Strategies Corporation (the “Corporation” or “Company”) and its subsidiaries in attracting, retaining and motivating key employees, directors and consultants.

1.     Administration

The Plan shall be administered by a Stock Option Committee (the “Committee”), consisting of not less than two directors of the Corporation who shall be appointed by, and serve at the pleasure of, the Board of Directors.  Subject to the provisions of the Plan, the Committee shall have full authority to interpret the Plan, to establish and amend the rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration.

2.     Maximum Number of Shares; Source of Shares

Subject to the provisions of Section 6 hereof, the maximum number of shares of the Corporation’s $.01 par value Common Stock (“Common Stock”) which may be purchased pursuant to options granted under the Plan shall be Four Million Four Hundred and Twenty-Three Thousand, Five Hundred and Fifteen (4,423,515).  Such shares may be authorized and unissued shares, or issued shares held in the Treasury of the Corporation, including issued shares reacquired by the Corporation.

3.     Participants; Grant of Options

(a)           Participants and Grants.  From time to time the Committee shall, in its sole discretion, select the key employees of the Corporation or its subsidiaries who shall be granted options under the Plan.  The term “employee,” when used herein shall include, without limitation, officers, directors and consultants.  Upon making such selection, the Committee shall grant to each such participant an option to purchase such number of shares of Common Stock as may be determined by the Committee.  In the absence of any specific agreements to the contrary, no grant hereunder to a participant shall affect the right of the Corporation or its subsidiaries to terminate the participant’s employment at any time, if the employee is an employee of the Corporation or a subsidiary.

(b)           Stock Option Agreement

(l)            The grant of options by the Committee to any participant shall be effective as of the date on which the Committee shall authorize the option for such participant, but prior to the exercise thereof, such participant shall be required to execute and deliver a Stock Option Agreement (the “Agreement”), which shall contain such terms and conditions consistent with the Plan as the Committee shall determine.

(2)           The Committee may, in its sole discretion, require that any employee receiving options hereunder (the “Optionee”) shall, upon the granting of options, agree that as a condition to his acquiring shares thereunder he will remain in the employ of the Corporation and render to the Corporation or its Subsidiaries his services for a period not to exceed one year.  Such agreement may require that the period of required services be measured from the date of grant of the options, from the date such options are exercised, or may require services during periods, each not to exceed one year, measured from both the date of grant and the date of exercise of the options granted hereunder.

(3)           In any case in which required services are to be rendered after the date of exercise of any options granted hereunder, the Corporation, subject to the terms of this Plan, will promptly issue a certificate or certificates for purchased shares out of either: (i) authorized but unissued shares; or (ii) shares of its Common Stock held in the Treasury of the Corporation, provided, however, that the Optionee shall agree to the deposit of such shares with an escrow agent acceptable to the Corporation for the period during which he is required, pursuant to this Plan, to render additional services.  The employee shall have all the rights of a shareholder with respect to such shares from the time they are issued.  The escrow agreement shall require the payment to the Corporation of such amount as the Corporation shall determine is required to be deposited, or otherwise paid over, to satisfy any withholding liability which may be imposed upon the Corporation, including any withholding liability which may arise by reason of the failure of the Corporation to exercise any right it may have pursuant to Paragraph 4 of this Section 3(b).

(4)           In the event that the Optionee fails to satisfy any required period of service which he has agreed to perform, the Corporation shall have the right to reacquire the shares deposited in escrow, pursuant to sub-paragraph 3 of this Section 3(b), by notifying the escrow agent of such intention and tendering, in cash or certified check, an amount equal to: (i) the number of shares the Corporation desires to reacquire; multiplied by (ii) the option price per share set forth in the Agreement.  Such payment is to be made within 90 days of the delivery of the notice described herein.

(5)           In granting non-qualified options under the Plan to eligible persons who hold outstanding stock options, issued by the Corporation or any of its subsidiaries, the Committee, in its sole discretion, may condition the grant of such non-qualified options under the Plan to Optionee’s consent to the cancellation of all or a portion of such other outstanding options.

4.             Option

(a)           Option Price.  The option price per share of each option granted pursuant to the Plan shall be specified in the Agreement relating to such option, and shall be not less than

85% of the market value of Common Stock on the date the option is granted, provided, however, in no event shall the option price per share be less than the par value thereof.

(b)           Option Period.  The period during which an option may be exercised shall not exceed fifteen years from the date such option is granted and, subject to the foregoing, the Committee may provide that any stock option may be exercised at such time or times as the Committee may, in its discretion, determine.

(c)           Payment for Stock.  An option shall be exercised by written notice of such exercise to either the Secretary or Treasurer of the Corporation at its principal office.  The notice shall specify the number of shares for which the option is being exercised (which number shall be not less than twenty-five shares at any one time) and shall be accompanied by payment in full of the purchase price of such shares.  No certificates for shares so purchased shall be issued until full payment therefor has been made and a participant shall have none of the rights of a stockholder with respect to such shares until such certificates are in fact issued to such participant or to an escrow agent on such participant’s behalf.  Payment of the purchase price may be made by cash, check or in shares of Common Stock, all such shares having been held by the Employee for at least six months. In lieu of paying the purchase price in shares of Common Stock held by the Optionee for at least six months, the Committee may permit such Optionee to pay the purchase price by having the Company withhold shares of Common Stock that would otherwise be issued to the Optionee upon exercise of the option.  The shares of Common Stock will be valued based on their market value, as defined in Section 8 of this Plan.

(d)           Tax Withholding.  The Company may require an Optionee to pay to the Company the amount of (i) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an option (“tax withholding obligations”) and (ii) any amounts due from the Optionee to the Company or to any affiliate of the Company (“other obligations”).  The Company shall not be required to issue any shares of Common Stock under this Plan until such tax withholding obligations and other obligations are satisfied.   The Committee may permit or require an Optionee to satisfy all or part of his or her tax withholding obligations by (i) paying cash to the Company, (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Optionee, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Optionee (or become vested) having a fair market value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Optionee already owns having a fair market value equal to the tax withholding obligations and other obligations. The shares of Common Stock will be valued based on their market value, as defined in Section 8 of this Plan.

(e)           Payments for Options.  With the consent of the Committee, the Company may permit the Optionee to elect to receive payment from the Company in an amount determined by multiplying (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option, by (ii) the number of shares with respect to which the option is exercised.   At the discretion of the Committee, the payment may be in cash or in shares of Common Stock of equivalent value. The shares of Common Stock will be valued based on their market value, as defined in Section 8 of this Plan.

5.             Exercise and Cancellation of Options Upon Termination of Employment or Death

If an Optionee shall voluntarily or involuntarily leave the employ of the Company or its subsidiaries, unless authorized by the Committee, the option of such Optionee shall terminate forthwith, except that the Optionee shall have until the end of the ninetieth day, following the cessation of employment, and not longer, to exercise any unexercised option which he could have exercised on the day on which he left the employ of the Company or its subsidiaries; provided, however, that such exercise must be accomplished within the term of such option.  Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of 65 or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Optionee or the representatives of the estate of the Optionee shall have the privilege of exercising any options which the Optionee could have exercised at the time of such retirement, disability, or death; provided, however, that such exercise must be accomplished within the terms of such option, and within six months of the Optionee’s retirement, disability or death.

Nothing contained herein or in the options shall be construed to confer on any employee any right to be continued in the employ of the Company or derogate from any right of the Company to retire, request the resignation of or discharge an employee or to lay off or require a leave of absence of such employee (with or without pay), at any time, with or without cause.

6.             Adjustment in Number of Shares

In the event of any subdivision or combination of the outstanding shares of the Corporation’s Common Stock, by reclassification or otherwise, or in the event of the payment of a stock dividend, a capital reorganization, a reclassification of shares, a consolidation or merger, the Board of Directors shall make appropriate adjustment in the aggregate number of shares for which grants may be made under this Plan.  The Committee shall determine the appropriate adjustment of the kind and number of shares subject to each outstanding option, or the option price, or both, in the event of any of the aforementioned changes in the outstanding Common Stock of the Corporation, provided, however, that no adjustment of the option prices shall permit a reduction in the option price per share to less than the par value thereof.

7.             Non-Assignability

No options granted under the Plan shall be transferable, other than by will or by the laws of descent and distribution, and then only to the extent permitted by this Plan.  During a participant’s lifetime, options shall be exercisable only by such participant (or in the event of his disability, by his legal representative).  Except to the extent otherwise provided by law, no benefits under the Plan shall be subject to any legal process to levy upon, or attach, for payment of any claim against any participant or beneficiary.

8.             Definitions

As used herein, the term “subsidiary” shall have the same meaning as “subsidiary corporation” has under Section 425(f) of the Code, “retirement” means retirement as that word is used in the Corporation’s Employees’ Retirement Plan, and “market value” when used in reference to Common Stock shall mean the average sale price (as determined by the Committee) of such Common Stock on the exchange, if any, where the Common Stock is traded, or if there is no other such exchange, the average between the low-bid and high-asked prices on the date of grant. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment.

9.             General Restrictions

The exercise of each stock option granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

10.           Amendment and Discontinuance

The Board of Directors at any time may terminate the Plan, or make such changes in, or additions to the Plan as the Board of Directors, in its discretion, deems advisable, provided, however, that subject to the provisions of Section 6 hereof the Board of Directors may not, without further approval by the holders of shares of the capital stock of the Corporation possessing a majority of the voting power of such capital stock represented in person or by proxy at a meeting of shareholders of the Corporation duly called for such purpose, grant options to any person other than those eligible under Section 3 hereof. No termination or amendment of the Plan may, without consent of the holders of existing options, materially affect their rights under such options.

11.           Duration

Unless this Plan is sooner terminated, options may be granted hereunder until June 27, 2013.